Exhibit 99

FOR IMMEDIATE RELEASE

RPC, Inc. to Present at the Sixth Annual Louisiana Energy Conference

ATLANTA, May 20, 2008 -- RPC Incorporated (NYSE: RES) announced today that it will present at the Sixth Annual Louisiana Energy Conference in New Orleans, LA on May 22, 2008 at 10:10 AM Eastern Time.

The presentation will provide a corporate overview, highlight the services RPC provides and discuss the most recent published financial results.  Management's remarks will be available in real time at http://www.louisianaenergyconference.com and will be archived on RPC’s investor website, http://www.rpc.net for a period of 30 days following the presentation.

RPC, an oil and gas services company, provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets.  RPC’s investor Web site can be found on the Internet at http://www.rpc.net.

For more information about RPC, Inc. and/ or this presentation, please contact:

Jim Landers
V.P. Corporate Finance
404.321.2162
jlanders@rpc.net